Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Mazal Plan Pharmaceuticals Inc., Stock Compensation Plan of our report on AKID Corporation dated August 17, 2005 relating to the Company's Form 8K/A Report for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Meyer & Company, LLC

MEYER & COMPANY, LLC
Certified Public Accountants
One Arin Park
1715 Highway 35
Middletown, NJ 07748

November 9, 2005